                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  October 22, 1997


                    CRESCENT REAL ESTATE EQUITIES COMPANY
           (formerly known as Crescent Real Estate Equities, Inc.)

            (Exact name of Registrant as specified in its Charter)


         Texas                     1-13038                       52-1862813
(State of Organization)     (Commission File Number)            (IRS Employer
                                                          Identification Number)

777 Main Street, Suite 2100
Fort Worth, Texas                                                   76102
(Address of Principal Executive                                   (Zip Code)
Offices)

                                 (817) 877-0477
            (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

         BANK ONE CENTER. On October 22, 1997, Crescent Real Estate Equities Company ("Crescent Equities" and, collectively with its subsidiaries, the "Company"), together with affiliates of TrizecHahn Corporation ("Trizec") acquired Bank One Center, a 60-story Class A office property located in the Central Business District ("CBD") submarket of Dallas, Texas. Construction of the office property was completed in 1987. Situated on a 2.88-acre site, Bank One Center contains approximately 1.5 million square feet of net rentable area with a three-level underground parking structure that accommodates approximately 667 cars and a seven-level offsite parking garage that accommodates approximately 885 cars.

         The acquisition was made by Main Street Partners, L.P. (the "Partnership"), a Texas limited partnership in which the Company and Trizec each own a 50% interest. Crescent 1717 Main, L.L.C., a Texas limited liability company that is wholly owned by Crescent Real Estate Equities Limited Partnership, and TrizecHahn 1717 Main St., Inc., a Delaware corporation, serve as the general partners of the Partnership.

         One land parcel underlying the building is leased by the Partnership pursuant to a long-term ground lease expiring in May 2042. The annual rental under this lease effective as of June 1997 is approximately $285,541, escalating at 6% per year through May 2011 and at 7% per year through May 2028. Ground rent will be re-determined in 2028 (based on an appraisal mechanism set forth in the ground lease), with the "calculated rent" (as such term is defined in the ground lease) due for the remainder of the ground lease term. The ground lease provides four, 10-year renewal options. The Partnership owns the remaining land parcels underlying the building in fee simple. Management believes that Bank One Center is suitable and adequate for continued use as a Class A office property and is adequately covered by insurance.

         The Partnership acquired Bank One Center for approximately $238 million from two unaffiliated entities. The purchase price was funded with (i) proceeds of $125 million of debt ("Note One") and $30 million of debt ("Note Two") provided by The Travelers Insurance Company and (ii) capital contributions of $41.5 million from each of the Company and Trizec partner groups. The Company's capital contribution of $41.5 million was funded through a draw under the Company's unsecured $450 million credit facility from a consortium of banks led by BankBoston, N.A. Note One, a nonrecourse loan, bears interest at the LIBOR rate (as defined in the loan agreement) plus 1.55%, adjusted monthly (subject to an interest rate cap of 8% for the first year and 8.7% for the second year), and has a four-year term. Note One provides for an initial two-year interest only period (through October 1999) followed by principal amortization based on a 25-year amortization schedule through maturity in November 2001, at which time the outstanding principal balance is due and payable. Note Two, a nonrecourse loan, bears interest at the LIBOR rate (as defined in the loan agreement) plus 2.75%, adjusted monthly, and has a four-year term. Note Two provides for an initial two-year interest only period (through October 1999) followed by principal amortization based on a 25-year amortization schedule through maturity in November 2001, at which time the outstanding principal balance is due and payable. Both Notes may be prepaid in whole or in part subject to certain prepayment conditions in the first and second year.

         Bank One Center was 70% leased as of August 31, 1997, with a weighted average full-service rental rate per square foot of $19.52. Bank One Center is leased to approximately 41 tenants, the major tenants having principal businesses in the industry sectors of banking and professional services (consulting and law). One tenant in Bank One Center leases more than 10% of the total net rentable square footage. As of August 31, 1997, Bank One Texas, N.A., a bank, leased approximately 350,000 net rentable square feet (approximately 22.8% of the net rentable square footage of Bank One Center) pursuant to a lease that expires in January 2010. The lease with Bank One Texas, N.A., is a triple net lease, in which the tenant is responsible for payment, in addition to base rent, of most operating costs of the property, including utilities, real estate taxes and insurance. The current base rental rate per square foot is $12.75 which increases to 90% of "market", as such term is defined in the lease, (but not in excess of $20.00 per square foot or less than $16.00 per square foot) effective February 1, 2000 through January 31, 2004 and to 90% of "market" (but not in excess of $24.50 per square foot or less than $20.00 per square foot) effective February 1, 2005 through the termination of the lease. The lease provides for four, 5-year renewal options for all or a portion of the premises (not less than 50%) at the greater of the rental rate then due under the lease or the "renewal fair market rental value", as defined in the lease. In addition, the lease provides the lessee with various options to lease additional space.

         The Dallas CBD submarket consists of 18.3 million square feet of Class A office space, which was approximately 30.6% of Dallas' total Class A office space at September 30, 1997. At September 30,

1997, the Dallas CBD Class A office space was 80% occupied, and the average quoted market rental rate for such space was $19.68 per square foot.

         Upon completion of this acquisition, the aggregate tax basis of depreciable real property and improvements and personal property for Bank One Center for federal income tax purposes will be approximately $238 million. For federal income tax purposes, depreciation is computed using the straight-line method over lives which range from 15 to 39 years for real property and improvements and the double declining balance method over lives which range from 5 to 7 years for the personal property.

         The 1996 realty tax rate for real property was $2.68 per $100 of the $88.0 million assessed value. The total amount of tax at this rate for 1996 was approximately $2.4 million.

         For the year ended December 31, 1996, and the eight months ended August 31, 1997, utility expense was approximately $1.9 million and $1.3 million, respectively, and expenses for repairs, maintenance and contract services were approximately $3.7 million and $2.8 million, respectively.

         The Partnership does not plan to renovate Bank One Center, other than expenditures associated with the routine maintenance of the property.

         The following table sets forth year-end occupancy and average full-service rental rate per leased square foot (excluding storage space) for the years ended December 31, 1995 and 1996, and for the eight months ended August 31, 1997. Information relating to prior periods is not available.

                                  AVERAGE FULL-SERVICE
 YEAR               OCCUPANCY         RENTAL RATE(1)
 ----               ---------         -----------
 1995                  70%              $20.29
 1996                  70%              $20.15
8/31/97                70%              $19.78

 (1) Represents annual base rental revenues (excluding scheduled rent increases and free rent that would be taken into account under generally accepted accounting principles) divided by average occupancy in square footage for the year or period and including adjustments for expenses payable by or reimbursed from the tenants.

    The following table sets forth a schedule of lease expirations for leases in place as of August 31, 1997, for Bank One Center, for each of the 10 years beginning with the remainder of 1997, assuming that none of the tenants exercises renewal options and excluding 452,418 square feet of unleased space.

                                                                                                ANNUAL
                                                                                                 FULL-
                                                                                                SERVICE
                                                                                                RENT PER
                                      NET RENTABLE   PERCENTAGE                  PERCENTAGE OF  SQUARE
                                      AREA SUBJECT   OF LEASED    ANNUAL FULL-   TOTAL FULL-   FOOT FOR
                        NUMBER OF         TO        NET RENTABLE  SERVICE RENT   SERVICE RENT    NET
                       TENANTS WITH     EXPIRING    AREA SUBJECT    UNDER        REPRESENTED   RENTABLE
 YEAR OF LEASE            EXPIRING      (SQUARE     TO EXPIRING    EXPIRING      BY EXPIRING    AREA
   EXPIRATION              LEASES         FEET)       LEASES       LEASES(1)        LEASES    Expiring(1)
---------------------------------------------------------------------------------------------------------
1997                          9             25,636    2.4%         $   574,540     2.1%        $22.41
1998                          4              6,580     .6              171,440      .6          26.05
1999                          9             98,634    9.2            1,417,833     5.2          14.37
2000                          4            135,120   12.5            3,544,943    12.9          26.24
2001                          4             38,180    3.5              547,627     2.0          14.34
2002                          3             51,866    4.8            1,016,811     3.7          19.60
2003                          1              4,686     .4               85,613      .3          18.27
2004                          2             77,443    7.2            2,456,305     8.9          31.72
2005                          0                  0    0.0                    0     0.0           0.00
2006                          1             22,249    2.1              392,168     1.4          17.63
2007 and thereafter           4            618,145   57.3           17,290,589    62.9          27.97


------------------

(1) Calculated based on base rent payable as of the expiration day of the lease for net rentable square feet expiring, without giving effect to free rent or scheduled rent increases that would be taken into account under generally accepted accounting principles and including expenses payable by or reimbursable from the tenants based on current levels.

         Certain matters discussed within this Form 8-K may be interpreted to be forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that these expectations will be realized. Factors that could cause actual results to differ materially from current expectations include the failure of pending investments to close, changes in general economic conditions, changes in local real estate conditions, changes in industries in which the Company's principal tenants compete, the failure to timely lease unoccupied square footage, the failure to timely re-lease occupied square footage upon expiration of leases, the inability to generate sufficient revenues to meet debt service payments and operating expenses, the unavailability of equity and debt financing and other risks described in the Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a)  FINANCIAL STATEMENTS UNDER RULE 3-14 OF REGULATION S-X

         Bank One Center

         Report of Independent Public Accountants

         Statements of Excess of Revenues Over Specific Operating Expenses for the year ended December 31, 1996 and the eight month period ended August 31, 1997.

         Notes to Statements.

    (b)  PRO FORMA FINANCIAL INFORMATION

         Pro Forma Consolidated Balance Sheet as of June 30, 1997 (unaudited) and notes thereto.

         Pro Forma Consolidated Statements of Operations for the six months ended June 30, 1997 and the year ended December 31, 1996 (unaudited) and notes thereto.


    (c)  EXHIBITS

         The following is a list of all exhibits filed as a part of this Form
         8-K.



         Exhibit No.     Description of Exhibit
         -----------     ----------------------
           23.01         Consent of Arthur Andersen LLP, Independent
                         Public Accountants, dated October 27, 1997
                         (filed herewith).

                                   SIGNATURE



         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 28, 1997          CRESCENT REAL ESTATE EQUITIES COMPANY




                                     By:          /s/ Dallas. E Lucas
                                        --------------------------------------
                                        Dallas E. Lucas
                                        Senior Vice President and
                                        Chief Financial and Accounting Officer

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                PAGE
                                                                                                ----
BANK ONE CENTER

    Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . .        F-3

    Statements of Excess of Revenues Over Specific Operating Expenses for the Year Ended
    December 31, 1996 and the Eight Month Period Ended August 31, 1997  . . . . . . . . .        F-4

    Notes to Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        F-5

PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

    Pro Forma Consolidated Balance Sheet as of June 30, 1997 and notes thereto  . . . . . .      F-7

    Pro Forma Consolidated Statements of Operations for the Six Months Ended June 30, 1997
    and the Year Ended December 31, 1996 and notes thereto  . . . . . . . . . . . . . . . .      F-10

BANK ONE CENTER

STATEMENT OF EXCESS OF REVENUES OVER
SPECIFIC OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 1996,
AND THE EIGHT MONTH PERIOD ENDED AUGUST 31, 1997

TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Partners of
Crescent Real Estate Equities Limited Partnership and TrizecHahn Office Properties, Inc.:

We have audited the accompanying statements of excess of revenues over specific operating expenses (as defined in Note 2) of Bank One Center for the year ended December 31, 1996, and the eight month period ended August 31, 1997. These statements are the responsibility of the Property's management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statements referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Bank One Center for the year ended December 31, 1996, and the eight month period ended August 31, 1997, in conformity with generally accepted accounting principles.




                                                ARTHUR ANDERSEN LLP

Dallas, Texas,
   October 15, 1997

                                BANK ONE CENTER


                        STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

                     FOR THE YEAR ENDED DECEMBER 31, 1996,
                AND THE EIGHT MONTH PERIOD ENDED AUGUST 31, 1997




                                                                    December 31,                    August 31,
                                                                       1996                            1997
                                                                    -----------                    -----------
REVENUES:
      Office rent                                                   $15,443,972                    $10,498,563
      Parking                                                         1,950,290                      1,251,984
      Recoveries                                                      6,816,286                      4,614,930
      Other                                                             831,886                        584,718
                                                                    -----------                    -----------

                                                                     25,042,434                     16,950,195
                                                                    -----------                    -----------

SPECIFIC OPERATING EXPENSES:
      Real estate taxes                                               2,366,374                      2,103,054
      Utilities                                                       1,861,291                      1,290,853
      Repairs, maintenance, and contract services                     3,688,396                      2,754,971
      Salaries                                                          908,148                        610,310
      General and administrative                                      1,393,094                        797,074
      Management fees                                                   231,581                        165,582
      Insurance                                                         212,121                        130,749
      Ground rent                                                       264,033                        183,626
                                                                    -----------                    -----------

                                                                     10,925,038                      8,036,219
                                                                    -----------                    -----------

EXCESS OF REVENUES OVER SPECIFIC
      OPERATING EXPENSES                                            $14,117,396                    $ 8,913,976
                                                                    ===========                    ===========





        The accompanying notes are an integral part of these statements.

                                BANK ONE CENTER


                   NOTES TO STATEMENTS OF EXCESS OF REVENUES
                        OVER SPECIFIC OPERATING EXPENSES

                     AUGUST 31, 1997, AND DECEMBER 31, 1996



1.    ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

Description of Property

Bank One Center (the "Property") is a 60-story office tower located in the central business district of Dallas, Texas. The Property contains approximately 1,531,000 rentable square feet as well as underground and attached above ground parking garages. A parcel of the Property's land is subject to a ground lease dated December 28, 1981, which expires May 31, 2042.

Use of Estimates

The preparation of statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Rental Income and Deferred Rent Concessions

In connection with obtaining certain tenants under long-term leases, property management grants rent concessions. The aggregate future minimum rental payments due over the terms of the leases are recognized as rental income on a straight-line basis over the full term of the leases, including the periods of rent concessions.

Recoveries

A portion of the operating expenses is charged back to tenants on a monthly basis based upon estimated expenses. These charges are adjusted at period-end, based upon actual expenses.

2.    BASIS OF ACCOUNTING:

The accompanying statements of excess of revenues over specific operating expenses is presented on the accrual basis of accounting. These statements are not intended to be a complete presentation of revenues and operating expenses for the year ended December 31, 1996, and the eight month period ended August 31, 1997, as certain items such as depreciation, amortization, and interest expense have been excluded since they are not comparable to the proposed future operations of the Property.

3.    PROPERTY MANAGEMENT:

The Property entered into a management agreement with LaSalle Partners Management Limited (the "Manager") in November 1995. The Manager requires a management fee of 1% of gross rental receipts, as defined. Total management fees for the year ended December 31, 1996, and the eight month period ended August 31, 1997, were approximately $232,000 and $166,000, respectively.

4.    SIGNIFICANT TENANT:

The largest tenant of the Property occupies approximately 350,000 square feet, or 23%, of the total square footage. This lease expires in January 2010.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                 PRO FORMA CONSOLIDATING FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

     The pro forma information for the year ended December 31, 1996 assumes completion, in each case as of January 1, 1996 in determining operating and other data, of (i) Crescent Real Estate Equities Company's (the "Company") public offering of its common shares in October 1996 (the "October 1996 Offering") and the additional public offering of 450,000 common shares that closed on October 9, 1996 and the use of the net proceeds therefrom to repay approximately $168,000 of indebtedness and to fund approximately $289,000 of Property acquisitions in the fourth quarter of 1996 and the first quarter of 1997, (ii) the Company's public offering of its common shares in April 1997 (the "April 1997 Offering") and the additional public offering of 500,000 common shares that closed on May 14, 1997 and the use of the net proceeds therefrom to fund approximately $593,500 of Property acquisitions and other investments in the second quarter of 1997, (iii) the Company's offering of 4,700,000 common shares to an affiliate of Union Bank of Switzerland (the "UBS Offering") and the use of the net proceeds therefrom to repay approximately $145,000 of indebtedness under the Credit Facility, (iv) Crescent Real Estate Equities Limited Partnership's, the Company's operating partnership, issuance of $400,000 of senior unsecured debt issued in a private placement on September 22, 1997 ("Note Offering") and the use of the net proceeds therefrom to fund approximately $327,600 of the acquisition of the Houston Center mixed-use property complex including the Four Seasons Hotel ("Houston Center"), to repay approximately $50,000 of indebtedness incurred under the Credit Facility, to fund approximately $10,000 of the purchase price of Miami Center office property and to repay approximately $7,200 of short-term indebtedness, (v) the Company's issuance of 307,831 common shares on September 22, 1997 in connection with the acquisition of Houston Center ("Private Placement") and the use of the net proceeds therefrom to repay approximately $10,000 of indebtedness under the Credit Facility, (vi) the Company's public offering of 10,000,000 common shares in October 1997 (the "Offering") and the use of the net proceeds therefrom to fund approximately $45,000 of the acquisition of U.S. Home Building and to repay approximately $325,100 of short-term indebtedness and indebtedness incurred under the Credit Facility, (vii) assumed indebtedness of $97,100 in connection with the purchase of one Pending Investment, (viii) indebtedness of $155,000 in connection with the purchase of Bank One Center and the Company's capital contribution of $41,500 funded under the Credit Facility, and (ix) Pending Investments and Property acquisitions and other investments made during 1996 and 1997. The pro forma information for the year ended December 31, 1996 does not include the Company's proposed investment in Vornado Realty Trust ("VNO").

     The pro forma information for the six months ended June 30, 1997 assumes completion, in each case as of January 1, 1997 in determining operating and other data, and, in each case as of June 30, 1997 in determining balance sheet data, of (i) the April 1997 Offering and the additional public offering of 500,000 common shares that closed on May 14, 1997 and the use of the net proceeds therefrom to fund approximately $593,500 of Property acquisitions and other investments in the second quarter of 1997, (ii) the UBS Offering and the use of the net proceeds therefrom to repay approximately $145,000 of indebtedness under the Credit Facility, (iii) the Note Offering and the use of the net proceeds therefrom to fund approximately $327,600 of the acquisition of Houston Center, to repay approximately $50,000 of indebtedness incurred under the Credit Facility, to fund approximately $10,000 of the purchase price of Miami Center office property and to repay approximately $7,200 of short-term indebtedness, (iv) the Private Placement and the use of the net proceeds therefrom to repay approximately $10,000 of indebtedness under the Credit Facility, (v) the Offering and the use of the net proceeds therefrom to fund approximately $45,000 of the acquisiton of U.S. Home Building and to repay approximately $325,100 of short-term indebtedness and indebtedness incurred under the Credit Facility, and (vi) assumed indebtedness of $97,100 in connection with the purchase of one Pending Investment, (vii) indebtedness of $155,000 in connection with the purchase of Bank One Center and the Company's capital contribution of $41,500 funded under the Credit Facility, and (viii) Pending Investments and the Property acquisitions and other investments made during 1997. The Pro forma information for the six months ended June 30, 1997 does not include the Company's proposed investment in VNO.

     The unaudited pro forma Consolidated Balance Sheet and Statements of Operations should be read in conjunction with the historical audited financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1996. In management's opinion, all adjustments necessary to reflect the above discussed transactions have been made. The unaudited pro forma Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what actual results of operations of the Company would have been for the period, nor does it purport to represent the Company's results of operations for future periods.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                              AS OF JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS

                                                       CRESCENT REAL
                                                      ESTATE EQUITIES
                                                          COMPANY         PRO FORMA        PRO FORMA
                                                       HISTORICAL(A)     ADJUSTMENTS      CONSOLIDATED
                                                      ---------------    -----------      ------------
Investments in real estate..........................    $2,628,792       $  856,100(B)     $3,484,892
Less -- accumulated depreciation....................      (236,967)              --          (236,967)
                                                        ----------       ----------        ----------
          Net investment in real estate.............     2,391,825          856,100         3,247,925

Cash and cash equivalents...........................        55,589           21,724(C)         77,313
Restricted cash and cash equivalents................        28,429               --            28,429
Accounts receivable, net............................        17,324               --            17,324
Deferred rent receivable............................        23,266               --            23,266
Investments in real estate mortgages and common
  stock of unconsolidated subsidiaries..............        41,993          289,754(D)        331,747
Notes receivable, net...............................       122,992           23,700(E)        146,692
Other assets, net...................................        98,362            5,231(F)        103,593
                                                        ----------       ----------        ----------
          Total assets..............................    $2,779,780       $1,196,509        $3,976,289
                                                        ==========       ==========        ==========

                                             LIABILITIES

Borrowings under Credit Facility....................    $  339,700       $  (54,900)(G)    $  284,800
Notes payable.......................................       792,796           32,709(H)      1,477,605
                                                                            652,100(I)
Accounts payable, accrued expenses and other
  liabilities.......................................        62,206            1,500(J)         63,706
                                                        ----------       ----------        ----------
          Total liabilities.........................     1,194,702          631,409         1,826,111
                                                        ----------       ----------        ----------
MINORITY INTERESTS:
  Operating partnership.............................       118,645               --           118,645
  Investment joint ventures.........................        28,369           41,500(K)         69,869
                                                        ----------       ----------        ----------
          Total minority interests..................       147,014           41,500           188,514
                                                        ----------       ----------        ----------
SHAREHOLDERS' EQUITY:
  Common shares.....................................           970              150             1,120
  Additional paid-in capital........................     1,499,477          523,450         2,022,927
  Deferred compensation on restricted shares........          (283)              --              (283)
  Retained deficit..................................       (62,100)              --           (62,100)
                                                        ----------       ----------        ----------
          Total shareholders' equity................     1,438,064          523,600(L)      1,961,664
                                                        ----------       ----------        ----------
          Total liabilities and shareholders'
            equity..................................    $2,779,780       $1,196,509        $3,976,289
                                                        ==========       ==========        ==========

        See accompanying notes to Pro Forma Consolidated Balance Sheet.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

ADJUSTMENTS
(DOLLARS IN THOUSANDS)

(A)    Reflects Crescent Real Estate Equities Company unaudited
         consolidated historical balance sheet as of June 30,
         1997......................................................           --

(B)    Increase reflects the following:
         Acquisition of Houston Center mixed-use property..........    $ 327,600
         Acquisition of Miami Center office property...............      131,500
         Acquisition of U.S. Home Building office
            property...............................................       45,000
         Acquisition of Bank One Center office Property............      238,000
         Pending acquisition of Fountain Place office property.....      114,000
                                                                       ---------
                                                                       $ 856,100
                                                                       =========
(C)    Net increase reflects the following:
         Equity investment in The Woodlands........................    $  (5,000)
         Draw on the Credit Facility for working capital...........       22,700
         Proceeds from Crescent Operating, Inc., ("COI") as a
            result of COI's acquisition of the voting common stock
            in The Woodlands and Desert Mountain...................        4,146
         Proceeds from the Note Offering...........................      394,769
         Acquisition of Houston Center mixed-use property..........     (327,600)
         Acquisition of Miami Center office property...............      (10,000)
         Repayment of Texas Commerce Bank Note using proceeds from
            the Note Offering and excess cash......................       (7,291)
         Partial repayment under the Credit Facility using proceeds
            from the Note Offering.................................      (50,000)
         Net proceeds from the Offering............................      370,100
         Acquisition of U.S. Home Building office Property.........      (45,000)
         Partial repayment under the Credit Facility using net
            proceeds from the Offering.............................     (325,100)
                                                                       ---------
                                                                       $  21,724
                                                                       =========
(D)    Net increase reflects the following:
         42.5% equity investment in The Woodlands..................    $  80,000
         Sale of 100% of voting common stock to COI representing 5%
            equity interest in The Woodlands.......................       (1,915)
         93% equity investment in Desert Mountain..................      213,900
         Sale of 100% of voting common stock to COI representing 5%
            equity interest in Desert Mountain.....................       (2,231)
                                                                       ---------
                                                                       $ 289,754
                                                                       =========
(E)    Increase reflects the following:
         Note Receivable from Desert Mountain......................    $  23,700
                                                                       =========
(F)    Increase reflects the following:
         Capitalized Note Offering costs...........................    $   5,231
                                                                       =========

(G)    Net decrease in borrowings under the Credit Facility as a
         result of:
         Partial repayment using the UBS Offering proceeds.........   $(145,000)
         Working capital draws.....................................      22,700
         Equity investment in Desert Mountain......................      13,900
         Note Receivable from Desert Mountain......................      23,700
         Partial repayment using the net proceeds of the Note
            Offering...............................................     (50,000)
         Partial repayment using the proceeds from the Private
            Placement..............................................     (10,000)
         Acquisition of Miami Center office property...............     121,500
         Partial repayment using the net proceeds from the
            Offering...............................................    (325,100)
         Draw to repay the BankBoston Note I.......................     235,000
         Acquisition of Bank One Center office property............      41,500
         Pending acquisition of Fountain Place office property.....      16,900
                                                                      ---------
                                                                      $ (54,900)
                                                                      =========
(H)    Net increase in short-term borrowings as a result of:
         Equity investment in The Woodlands........................   $  75,000
         Equity investment in Desert Mountain......................     200,000
         Repayment of Texas Commerce Bank Note using proceeds from
            the Note Offering and excess cash......................      (7,291)
         Repayment of BankBoston Note I through a draw on the
            Credit Facility........................................    (235,000)
                                                                      ---------
                                                                      $  32,709
                                                                      =========
(I)    Increase in notes payable reflects the following:
         Note Offering.............................................   $ 400,000
         Assumption of Note relating to a Pending Investment.......      97,100
         Indebtedness in conjunction with the Bank One Center
           acquisition.............................................     155,000
                                                                      ---------
                                                                      $ 652,100
                                                                      =========
(J)    Increase reflects the following:
         Estimated costs of the Offering...........................   $   1,500
                                                                      =========

(K)    Increase reflects the following:
         Investment in joint venture - Bank One Center.............   $  41,500
                                                                      =========
(L)    Increase reflects the following:
         Proceeds of the UBS Offering..............................   $ 145,000
         Net proceeds from the Private Placement...................      10,000
         Proceeds of the Offering (10.0 million shares of common
            stock at $39 per share)................................     390,000
         Estimated costs of the Offering...........................      (1,500)
         Underwriter's discount for the Offering...................     (19,900)
                                                                      ---------
                                                                      $ 523,600
                                                                      =========

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                           CRESCENT REAL
                                          ESTATE EQUITIES   1997 ACQUIRED       ACQUISITION
                                              COMPANY        AND PENDING        OF BANK ONE         OTHER         PRO FORMA
                                           HISTORICAL(A)    INVESTMENTS(B)       CENTER(C)       ADJUSTMENTS     CONSOLIDATED
                                          ---------------   --------------    --------------     -----------     ------------
REVENUES:
  Rental property.......................     $174,882          $87,924          $ 12,713          $     --         $275,519
  Interest and other income.............        8,321               --                --             4,821(D)        13,142
                                             --------         --------          --------          --------         --------
          Total revenues................      183,203           87,924            12,713             4,821          288,661
                                             --------         --------          --------          --------         --------
EXPENSES:
  Real estate taxes.....................       17,622            7,489             1,578                --           26,689
  Repairs and maintenance...............       10,943            8,901             2,066                --           21,910
  Other rental property operating.......       36,600           14,190             2,384              (283)(E)       52,383
                                                                                                      (508)(F)
  Corporate general and
     administrative.....................        7,483               --                --                --            7,483
  Interest expense......................       31,612               --                --            32,152(G)        63,764
  Depreciation and amortization.........       30,291           16,063             2,975                --           49,329
  Amortization of deferred financing
     costs..............................        1,220               --                --               360(H)         1,580
                                             --------         --------          --------          --------         --------
          Total expenses................      135,771           46,643             9,003            31,721          223,138
                                             --------         --------          --------          --------         --------
          Operating income (loss).......       47,432           41,281             3,710           (26,900)          65,523
                                             --------         --------          --------          --------         --------
OTHER INCOME:
  Equity in net income of unconsolidated
  subsidiaries..........................        1,999           13,367                --                --           15,366
                                             --------         --------          --------          --------         --------
INCOME (LOSS) BEFORE MINORITY
  INTERESTS.............................       49,431           54,648             3,710           (26,900)          80,889
Minority interests......................       (7,586)              --            (1,855)            1,104 (I)       (8,337)
                                             --------         --------          --------          --------         --------
NET INCOME (LOSS).......................     $ 41,845         $ 54,648          $  1,855          $(25,796)        $ 72,552
                                             ========         ========          ========          ========         ========
NET INCOME PER COMMON SHARE(J)..........                                                                           $   0.65
                                                                                                                   ========

   See accompanying notes to Pro Forma Consolidated Statement of Operations.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

ADJUSTMENTS
(DOLLARS IN THOUSANDS)

(A)  Reflects Crescent Real Estate Equities Company unaudited consolidated historical statement of operations for the six months ended June 30,
     1997.....................................................................         --

(B)  Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with acquired investments and pending investments, all investments acquired or proposed to be acquired in 1997, assuming the
     investments were acquired at the beginning of the period.................         --

                                                                   ACQUISITION
          PROPERTY                                                     DATE
          Greenway II office property............................    1/17/97
          Trammell Crow Center office property...................    2/28/97
          Three Denver office properties.........................    2/28/97
          Carter-Crowley Real Estate Assets......................    5/09/97
          Magellan Real Estate Assets (i)........................    6/17/97
          The Woodlands (ii)(iii)................................    7/31/97
          Desert Mountain (iv)...................................    8/29/97
          Houston Center mixed-use property complex..............    9/22/97
          Four Seasons Hotel (v).................................    9/22/97
          Miami Center office property...........................    9/30/97
          U.S. Home Building office property.....................   10/15/97
          Fountain Place office property.........................    pending
          --------------------

          (i)   Calculated to reflect the lease payment from the behavioral healthcare facilities' lessee to the Company by applying the rent provisions (as set forth in the facilities' lease agreement).
          (ii)  The Company has a 40.375% (after sale of voting common stock to COI) non-voting equity investment in the limited partnership whose primary holding consists of The Woodlands land assets.
          (iii) The Company has a 42.5% equity investment in the limited partnership whose primary holding consists of The Woodlands commercial property assets.
          (iv)  The Company has a 88.350% (after sale of voting common stock to
                COI) non-voting equity investment in the limited partnership that owns Desert Mountain.
          (v)   Historical operations of the hotel were adjusted to reflect the lease payment from the hotel lessee to the Company calculated on a pro forma basis.

(C)  Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with Bank One Center office property, assuming Bank One Center
     was acquired at the beginning of the period..............................       --

(D) Increase reflects the incremental interest income associated with the following, assuming all had occurred at the beginning of the period.

          Carter-Crowley Notes  ($55,500 @ 10%) = $5,550
          COI Note              ($25,697 @ 12%) = $3,084
          Desert Mountain Note  ($23,700 @ 12%) = $2,844
          Total..................................................    $11,478
          Prorated for six months................................      5,739
          Less: Historical interest income.......................       (918)
                                                                   -----------
          Total..................................................                 $4,821
                                                                                  ======

(E)  Reflects the elimination of historical ground lessee's expense, as a result of the Company acquiring the land underlying Trammell Crow Center, assuming Trammell Crow Center was acquired at the beginning of the
     period...................................................................    $ (283)
                                                                                  ======
(F)  Decrease as a result of the elimination of third party property management fees which terminated subsequent to acquisition of certain of
     the properties...........................................................    $ (508)
                                                                                  ======
(G)  Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the Offering, the Private Placement, the Note Offering, Equity Offering to UBS in
     August 1997 and April and May 1997 Equity Offerings, assuming the borrowings to finance investment acquisitions and the assumption of debt and repayment, had all occurred at the beginning of the period.


                    Credit Facility....................  $  284,800    @  6.89%   $ 19,623
                    Note Offering --
                      6.625% Notes due 2002............     150,000    @ 6.625%      9,938
                    Note Offering --
                      7.125% Notes due 2007............     250,000    @ 7.125%     17,813
                    Travelers Note 1 ..................     125,000    @  7.24%      9,050
                    Travelers Note 2 ..................      30,000    @  8.43%      2,529
                    Pending Investment Note
                      Assumption.......................      97,100    @  7.46%      7,244
                    BankBoston Note II.................     200,000    @  6.89%     13,780
                    LaSalle Note I.....................     239,000    @  7.83%     18,714
                    LaSalle Note II....................     161,000    @  7.79%     12,542
                    Cigna Note.........................      63,500    @  7.47%      4,743
                    Metropolitan Life Note.............      12,264    @  8.88%      1,089
                    LaSalle Note III...................     115,000    @  7.82%      8,993
                    Nomura Funding VI Note.............       8,741    @ 10.07%        880
                    Northwestern Life Note.............      26,000    @  7.66%      1,992
                                                         ----------               --------

                    Total annual amount................  $1,762,405               $128,930
                    Prorated for six months............                             64,465
                    Less: Capitalized interest.........                               (701)
                    Historical interest expense........                            (31,612)
                                                                                  --------
                                                                                             $ 32,152
                                                                                             ========
(H)  Amortization of capitalized costs associated with the Note Offering for initial purchasers' discounts ($4,731) and other costs ($500).

                                                                   AMORTIZATION
                                                                     OF FEES
                                 NOTE                              ------------
          Note Offering -- 6.625% Notes due 2002.................      $392
          Note Offering -- 7.125% Notes due 2007.................       327
                                                                       ----
          Total..................................................      $719
          Prorated for six months................................                 $   360
                                                                                  =======
(I)  Reflects adjustment needed to reflect minority partners' weighted average
     10.57% interest in the net income of the Operating Partnership less joint venture minority interests assuming completion of the Equity Offerings at
     the beginning of the period...............................................   $ 1,104
                                                                                  =======
(J)  Reflects net income per share based on 112,336,027 weighted average common shares assumed to be outstanding during the six months ended June 30,
     1997......................................................................        --

                     CRESCENT REAL ESTATE EQUITIES COMPANY

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                   CRESCENT REAL
                                  ESTATE EQUITIES                    1997 ACQUIRED     ACQUISITION
                                      COMPANY       1996 ACQUIRED     AND PENDING       OF BANK            OTHER        PRO FORMA
                                   HISTORICAL(A)    PROPERTIES(B)   INVESTMENTS(C)    ONE CENTER(D)     ADJUSTMENTS    CONSOLIDATED
                                  ---------------   -------------   ---------------  ---------------    -----------    ------------
REVENUES:
  Rental property................    $202,003          $89,185         $212,344        $ 25,042          $     --        $528,574
  Interest and other income......       6,858               --               --              --            11,478(E)       18,336
                                     --------          -------         --------        --------          --------        --------
          Total revenues.........     208,861           89,185          212,344          25,042            11,478         546,910
                                     --------          -------         --------        --------          --------        --------
EXPENSES:
  Real estate taxes..............      20,606            8,176           18,140           2,366                --          49,288
  Repairs and maintenance........      12,292            8,403           22,588           3,688                --          46,971
  Other rental property
     operating...................      40,915           21,346           37,246           4,870            (1,700)(F)     101,244
                                                                                             --            (1,433)(G)
  Corporate general and
     administrative..............       4,674               --               --              --             5,326(H)       10,000
  Interest expense...............      42,926               --               --              --            84,902(I)      127,828
  Depreciation and
     amortization................      40,535           12,727           38,743           5,950                --          97,955
  Amortization of deferred
     financing costs.............       2,812               --               --              --               719(J)        3,531
                                     --------          -------         --------        --------          --------        --------
          Total expenses.........     164,760           50,652          116,717          16,874            87,814         436,817
                                     --------          -------         --------        --------          --------        --------
          Operating income
            (loss)...............      44,101           38,533           95,627           8,168           (76,336)        110,093
OTHER INCOME:
  Equity in net income of
     unconsolidated
     subsidiaries................       3,850               --           17,270              --                --          21,120
                                     --------          -------         --------        --------          --------        --------
INCOME (LOSS) BEFORE MINORITY
  INTERESTS AND EXTRAORDINARY
  ITEM...........................      47,951           38,533          112,897           8,168           (76,336)        131,213
Minority interests...............      (9,510)            (533)              --          (4,084)              872 (K)     (13,255)
                                     --------          -------         --------        --------          --------        --------
INCOME BEFORE EXTRAORDINARY
  ITEM...........................      38,441           38,000          112,897           4,084           (75,464)        117,958
Extraordinary item...............      (1,306)              --               --              --                --          (1,306)
                                     --------          -------         --------        --------          --------        --------
NET INCOME (LOSS)................    $ 37,135          $38,000         $112,897        $  4,084          $(75,464)       $116,652
                                     ========          =======         ========        ========          ========        ========
PER SHARE DATA(L):
Income before extraordinary
  item...........................                                                                                        $   1.05
Extraordinary item...............                                                                                           (0.01)
                                                                                                                         --------
Net income.......................                                                                                        $   1.04
                                                                                                                         ========

   See accompanying notes to Pro Forma Consolidated Statement of Operations.

                     CRESCENT REAL ESTATE EQUITIES COMPANY

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

ADJUSTMENTS
(DOLLARS IN THOUSANDS)

(A)  Reflects Crescent Real Estate Equities Company consolidated historical
     statement of operations for the year ended December 31, 1996.............         --

(B)  Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with all properties acquired in 1996, assuming the properties
     were acquired at the beginning of the period.............................         --

                                                                   ACQUISITION
          PROPERTY                                                     DATE
          3333 Lee Parkway office property.......................    1/05/96
          301 Congress Avenue office property(i).................    4/18/96
          Central Park Plaza office property.....................    6/13/96
          Canyon Ranch -- Tucson resort(ii)......................    7/26/96
          The Woodlands office properties(iii)...................    7/31/96
          Three Westlake Park office property....................    8/16/96
          1615 Poydras office property...........................    8/23/96
          Greenway Plaza Portfolio...............................   10/07/96
          Chancellor Park office property........................   10/24/96
          The Woodlands retail properties(iii)...................   10/31/96
          Sonoma Mission Inn & Spa(ii)...........................   11/18/96
          Canyon Ranch -- Lenox resort(ii).......................   12/11/96
          160 Spear Street office property.......................   12/13/96
          Greenway I and IA office properties....................   12/18/96
          Bank One Tower office property.........................   12/23/96
          Frost Bank Plaza office property.......................   12/27/96
          --------------------
          (i)   The Company has a 1% general partner and a 49% limited partner interest in the partnership that owns 301 Congress Avenue.
          (ii)  Historical operations of the hotel or/resort property were adjusted to reflect the lease payments from the hotel lessee to the
                Company calculated on a pro forma basis by applying the rent provisions (as defined in the lease agreements).
          (iii) The Company has a 75% interest in the partnership that owns these properties.

(C)  Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on acquisition price associated with acquired investments in 1997, assuming the investments
     were acquired at the beginning of the period.............................         --

                                                                   Acquisition
          Property                                                    Date
          --------                                                 -----------
          Greenway II office property............................    1/17/97
          Trammell Crow Center office property...................    2/28/97
          Three Denver office properties.........................    2/28/97
          Carter-Crowley Real Estate Assets......................    5/09/97
          Magellan Real Estate Assets (i)........................    6/17/97
          The Woodlands (ii)(iii)................................    7/31/97
          Desert Mountain (iv)...................................    8/29/97
          Houston Center mixed-use property complex..............    9/22/97
          Four Seasons Hotel (v).................................    9/22/97
          Miami Center office property...........................    9/30/97
          U.S. Home Building office property.....................   10/15/97
          Fountain Place office property.........................    pending
          --------------------
          (i)   Calculated to reflect the lease payment from the behavioral healthcare facilities' lessee to the Company by applying the rent provisions (as set forth in the facilities' lease
                agreement).
          (ii)  The Company has a 40.75% (after sale of voting common stock to
                COI) non-voting equity investment in the limited partnership whose primary holding consists of The Woodlands land assets.
          (iii) The Company has a 42.5% equity investment in the limited partnership whose primary holding consists of The Woodlands commercial property assets.
          (iv)  The Company has a 88.50% (after sale of voting common stock to
                COI) non-voting equity investment in the limited partnership that owns Desert Mountain.
          (v)   Historical operations of the hotel were adjusted to reflect the lease payment from the hotel lessee to the Company calculated on a pro forma basis.

(D)  Reflects the historical incremental rental income and operating expenses, including an adjustment for depreciation based on the acquisition price associated with Bank One Center office property, assuming Bank One Center
     was acquired at the beginning of the period..............................         --

(E) Increase reflects the incremental interest income associated with the following, assuming all had occurred at the beginning of the period.

          Carter-Crowley Notes  ($55,500 @ 10%) =    $5,550
          COI Note              ($25,697 @ 12%) =    $3,084
          Desert Mountain Note  ($23,700 @ 12%) =    $2,844
          Total...............................................................    $11,478
                                                                                  =======
(F)  Reflects the elimination of historical ground lessee's expense, as a result of the Company acquiring the land underlying Trammell Crow Center, assuming Trammell Crow Center was acquired at the beginning of the
     period...................................................................    $(1,700)
                                                                                  =======
(G)  Decrease as a result of the elimination of third party property management fees which terminated subsequent to acquisition of certain of
     the properties...........................................................    $(1,433)
                                                                                  =======
(H)  Increase reflects the estimated incremental general and administrative costs associated with the increase in personnel due to numerous
     acquisitions in 1996 and 1997 and pending investments in 1997............    $ 5,326
                                                                                  =======

(I) Net increase as a result of interest costs for long and short-term financing, as follows, net of repayment with proceeds of the Offering, the Private Placement, the Note Offering, Equity Offering to UBS in
     August 1997, April and May 1997 Equity Offerings and the October 1996
     Equity Offerings, assuming the borrowings to finance investment acquisitions and the assumption of debt and repayment, had all occurred at the beginning of the period.


                    Credit Facility..........................    $284,800 @  6.89%    $19,623
                    Note Offering --
                      6.625% Notes due 2002..................     150,000 @ 6.625%      9,938
                    Note Offering --
                      7.125% Notes due 2007..................     250,000 @ 7.125%     17,813
                    Travelers Note 1.........................     125,000 @  7.24%      9,050
                    Travelers Note 2.........................      30,000 @  8.43%      2,529
                    Pending Investment Note Assumption.......      97,100 @  7.46%      7,244
                    BankBoston Note II.......................     200,000 @  6.89%     13,780
                    LaSalle Note I...........................     239,000 @  7.83%     18,714
                    LaSalle Note II..........................     161,000 @  7.79%     12,542
                    Cigna Note...............................      63,500 @  7.47%      4,743
                    Metropolitan Life Note...................      12,264 @  8.88%      1,089
                    LaSalle Note III.........................     115,000 @  7.82%      8,993
                    Nomura Funding VI Note...................       8,741 @ 10.07%        880
                    Northwestern Life Note...................      26,000 @  7.66%      1,992
                                                               ----------            --------
                    Total annual amount......................  $1,762,405            $128,930
                    Less: Capitalized interest...............                          (1,102)
                    Historical interest expense..............                         (42,926)
                                                                                     --------
                                                                                                 $84,902
                                                                                                 =======
(J)  Amortization of capitalized costs associated with the Note Offering for initial purchasers' discounts ($4,731) and other costs ($500).

                                                                   AMORTIZATION
                                 NOTE                                OF FEES
                                 ----                              ------------
          Note Offering -- 6.625% Notes due 2002.................      $392
          Note Offering -- 7.125% Notes due 2007.................       327
                                                                    -----------
          Total..................................................                  $   719
                                                                                   =======

(K)  Reflects adjustment needed to reflect minority partners' weighted average
     10.57% interest in the net income of the Operating Partnership less joint venture minority interests assuming completion of the Equity Offerings at
     the beginning of the period...............................................    $   872
                                                                                   =======
(L)  Reflects net income per share based on 112,336,027 weighted average common shares assumed to be outstanding during the year ended December 31,
     1996......................................................................


                                 EXHIBIT INDEX

Exhibit Number      Description
--------------      -----------
[S]                 [C]
23.01               Consent of Arthur Andersen LLP, Independent Public
                    Accountants, dated October 27, 1997 (filed herewith)